EXHIBIT 1
JOINT FILING AGREEMENT
     Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of this Statement on Schedule 13D including any amendments thereto. This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
Date: November 7, 2007

WPM, L.P.

By:	WPM GP, LLC, its general partner

By:
Name: Scott A. Arenare
Title: Managing Director and Secretary

WPM GP, LLC

By:
Name: Scott A. Arenare
Title: Managing Director and Secretary

WARBURG PINCUS PRIVATE EQUITY IX, L.P.

By:	Warburg Pincus IX LLC, its general partner

By:	Warburg Pincus Partners, LLC, its general partner

By:	Warburg Pincus & Co., its managing member

By:
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS IX, LLC

By:	Warburg Pincus Partners, LLC, its general partner

By:	Warburg Pincus & Co., its managing member

By:
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS & CO.

By:
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS PARTNERS, LLC

By:	Warburg Pincus & Co., its managing member

By:
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS LLC

By:
Name: Scott A. Arenare
Title: Managing Director

CHARLES R. KAYE

By:
Scott A. Arenare, Attorney-in-fact

JOSEPH P. LANDY

By:
Scott A. Arenare, Attorney-in-fact